Exhibit 99.4

Liquidity Transaction: Frequently Asked Operational and Tax Questions

Feb. 17, 2026

1.	What will I receive after the transaction between CNL Healthcare Properties (CHP or the Company), and Sonida Senior Living (Sonida or SNDA) is complete? What will happen to my CHP shares?

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Assuming holders of a majority of CHP’s common stock entitled to vote, approve the transaction and the other conditions to the transaction are met, your CHP shares will be converted into a total estimated transaction consideration of $6.90 per common share consisting of $2.32 in cash (34%) and an estimated $4.58 in unrestricted, freely tradable shares of Sonida common stock (66%). Please note that the value of the Sonida stock is subject to an asymmetrical two-way collar mechanism based on the volume weighted average trading price of Sonida common stock during a ten-day measurement period ending two business days prior to the ultimate closing date of the transaction. Once the transaction is complete and the cash and shares have been distributed, shareholders will receive a final statement from CHP with a zero balance.

2.	What if I have fractional CHP shares?

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All CHP shares, including CHP fractional shares, will be exchanged for SNDA shares based on the volume-weighted average trading price of Sonida common stock during a ten-day measurement period ending two business days prior to the closing. No fractional SNDA shares will be issued as SNDA will pay each stockholder cash in lieu of any fractional Sonida shares. Cash for fractional shares will be in addition to the $2.32 per CHP share of cash consideration.

3.	What if my CHP shares are held with a clearing firm (e.g. Fidelity, Charles Schwab or Pershing)?

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If your shares are held with a clearing firm, no further action is required of you. The clearing firm will receive your Transaction Statement from Computershare and will electronically transfer your shares to your brokerage account.

4.	What if my CHP shares are held with a custodian or bank?

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If your shares are held with a custodian or bank, Computershare will send them a Transaction Statement once the shares are distributed. You will not receive a copy of this statement. Some custodians and banks may proactively transfer your SNDA shares to your brokerage account, while others may need your authorization and instruction. You may need to contact your financial advisor or Computershare for assistance.

5.	What if my CHP shares are not held with a custodian bank or clearing firm?

•	Computershare will send a transaction statement to your address of record approximately 7-10 business days from when the transaction closes.

•	If the stockholder is an individual, whether the shares are held individually or jointly with another individual, a brokerage account will not be required to sell the SNDA shares.

•	If the registration is in the name of an entity, you will want to work with your financial professional to confirm the process to transfer your shares into a brokerage account.

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6.	What if my CHP shares are not held in a brokerage account?

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If your CHP shares are not held in a brokerage account, your shares will be held directly with Computershare in book entry form, which means you will start to receive statements and other materials from Computershare.

7.	Do I need to have a brokerage account to accept and sell the newly distributed SNDA shares?

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A brokerage account is not required to accept the shares but may be required to sell depending on how the ownership is titled on the account. If your account is registered as a trust, corporation, qualified plan or profit-sharing plan and is not already managed through a brokerage account, you will need to establish a brokerage account to be able to sell your SNDA shares.

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If you hold shares directly as an individual, either separately or jointly with another individual, and not in a brokerage account, you can register those shares with Computershare through their Direct Registration System (DRS), and you will not need a brokerage account. You will still be able to transfer and sell your shares electronically like a brokerage account.

8.	Can I sell my SNDA shares?

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Yes. Once distributed, all SNDA shares received by our stockholders will be unrestricted common stock and will be freely tradeable and transferable immediately upon receipt through a brokerage or Computershare DRS account.

9.	Where can I get my SNDA cost-basis information?

•	If you sell your shares of SNDA during 2026, your cost basis information will be available from Computershare before year-end 2026.

10.	Where can I get my CHP cost-basis information?

•	Computershare anticipates having cost-basis information for your CHP shares in early 2027. You can call 866-233-6645 to request your information.

11.	Will I have a tax consequence because of the proposed transactions?

•	Yes. The proposed transactions were structured as a taxable disposition of your CHP shares. The tax consequences to you will be based on your tax cost basis in your investment.

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Each stockholder’s tax situation is different. You are advised to consult your tax advisors regarding the tax consequences of the transaction consideration. However, generally for a U.S. stockholder for U.S. federal income tax purposes, the transactions will be treated as taxable sales of CHP common stock in exchange for the transaction consideration. As a result, the U.S. stockholder will recognize a gain or loss equal to the difference, if any, between the fair market value of the transaction consideration received and the stockholder’s adjusted tax basis in the CHP common stock exchanged.

•	Non-U.S. stockholders should contact their tax advisors.

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12.	What tax reporting documents will I receive?

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The transaction consideration will be reflected on U.S. stockholders’ 2026 Form 1099-DIV, which will be available in early 2027. Non-US stockholders will receive Form 1042-S which will be available in early 2027.

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements are based on current expectations and may be identified by words such as “believes,” “anticipates,” “expects,” “may,” “could” and terms of similar substance, and speak only as of the date made. Actual results could differ materially due to risks and uncertainties that are beyond the company’s ability to control or accurately predict, including the amount and timing of anticipated future distributions, estimated per share net asset value of the company’s stock and/or other matters. The company’s forward-looking statements are not guarantees of future performance. Shareholders and financial professionals should not place undue reliance on forward-looking statements. While CNL Healthcare Properties’ management believes the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the transaction that may be instituted against the parties and others following announcement of the Merger Agreement; (3) the inability to consummate the transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain the requisite shareholder approval, failure to obtain any required regulatory approvals or the failure to satisfy other conditions to completion of the transactions; (4) risks that the proposed transaction disrupt current plans and operations of CNL Healthcare Properties or diverts management’s attention from its ongoing business; (5) the ability to recognize the anticipated benefits of the transaction; (6) the amount of the costs, fees, expenses and charges related to the transaction; (7) the risk that the Merger Agreement may be terminated in circumstances requiring CNL Healthcare Properties to pay a termination fee; (8) the effect of the announcement of the transaction on the ability of CNL Healthcare Properties to retain and hire key personnel and maintain relationships with its tenants and others with whom it does business; (9) the effect of the announcement of the transaction on CNL Healthcare Properties’ operating results and business generally; (10) the other risks and important factors contained and identified in CNL Healthcare Properties’ filings with the SEC, such as CNL Healthcare Properties’ Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, as well as CNL Healthcare Properties’ subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time; and (11) the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in Sonida’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, filed with the SEC on March 17, 2025, and as such factors may be updated from time to time in Sonida’s other filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements in this communication.

Additional Information about the Proposed Transaction and Where to Find It

This does not constitute a solicitation of any vote or approval in connection with the transaction. In connection with the proposed transaction, Sonida has filed registration statement on Form S-4 (File No. 333-292187) (“Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 6, 2026, that will serve as a prospectus for the Parent Common Stock to be issued as consideration in the transaction and Sonida and the Company have each filed a joint proxy statement as a proxy statement of the Company for the solicitation of our stockholders in favor of the transaction, among other proposals, and of Sonida for the solicitation of Sonida’s stockholders in favor of the issuance of the shares of Sonida common stock in the transaction (the “Joint Proxy Statement/Prospectus”) with the SEC, which the Company has furnished to its stockholders in connection with the meeting of stockholders to vote on the transaction. This communication is for informational purposes only, is neither an offer to purchase nor a solicitation of an offer to sell shares and is not a substitute for the Joint Proxy Statement/Prospectus or any other document that the Company may file with the SEC or send to its stockholders in connection with the transaction. THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SONIDA, THE PROPOSED TRANSACTION, THE PLAN OF DISSOLUTION, AND RELATED MATTERS. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE TRANSACTION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY ARE AVAILABLE. The registration statement, the proxy statement/prospectus and other documents, when filed with the SEC, can be obtained free of charge through the website maintained by the SEC at sec.gov, at the Company’s website at cnlhealthcareproperties.com under the tab “Filings” and then “SEC Filings” and on Sonida’s investor relations website at investors.sonidaseniorliving.com under the tab “Financials” and “SEC Filings.”

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Participants in the Solicitation

The Company and its directors and executive officers and Sonida and its directors and executive officers and other members of their respective management and employees may be deemed participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction and the issuance of shares of Sonida common stock. Information regarding the special interests of these directors, executive officers, management and employees in the proposed transaction are included in the joint proxy statement/prospectus referred to above and may be included in other relevant materials to be filed with the SEC, when they become available, including in connection with the solicitation of proxies to approve the proposed transaction and the issuance of shares of Sonida common stock. Additional information regarding the Company’s directors and executive officers is also included in the Company’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, which was filed with the SEC on March 12, 2025, and subsequent statements of changes in beneficial ownership on file with the SEC. Additional information regarding Sonida’s directors and executive officers is also included in Sonida’s proxy statement for its 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2025, and in Form 3 and Form 4 statements of beneficial ownership and statements of changes in beneficial ownership of Sonida’s officers and executive officers filed with the SEC and in other documents filed by Sonida with the SEC. The filed documents are available free of charge on the SEC’s website at sec.gov and from the Company and Sonida by contacting them as described above. Other information about the participants in the proxy solicitation will be contained in the joint proxy statement/prospectus.

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